EXHIBIT 4(Q)

                    THIRD AMENDMENT TO STOCK PURCHASE WARRANT

     This Third Amendment to Stock Purchase Warrant ("Amendment") is made and entered into as of the 15th day of November, 1998, by and between CONSUMAT ENVIRONMENTAL SYSTEMS, INC. ("Borrower"), a Virginia corporation, and SIRROM INVESTMENTS, INC. ("Lender"), a Tennessee corporation.

                              W I T N E S S E T H:

               WHEREAS, Borrower and Lender have previously executed that Amended and Restated Stock Purchase Warrant dated September 30, 1997 (the "Warrant"), pursuant to which Lender is entitled to acquire shares of the Borrower in accordance with the terms and conditions set forth therein;

               WHEREAS, the Warrant was amended by that First Amendment to Stock Purchase Warrant dated as of June 16, 1998, and that Second Amendment to Stock Purchase Warrant as of August 16, 1998.

               WHEREAS, Lender and Borrower wish to further amend the Warrant;

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:


     1. Exercise Price. The Warrant is hereby amended by deleting Section 2 on page one and substituting the following therefor:

     2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be twenty-five cents ($0.25)

     2. Full Force and Effect. The Warrant remains in full effect, as amended hereby.

     3. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Tennessee

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               IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date stated above.


                                       SIRROM INVESTMENTS, INC.


                                       By:

                                       Title:


                                       CONSUMAT ENVIRONMENTAL SYSTEMS, INC.

                                       By:

                                       Title: